UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 27, 2007

VORNADO REALTY TRUST
(Exact Name of Registrant as Specified in Charter)

Maryland	No. 001-11954	No. 22-1657560
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

888 Seventh Avenue
New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

VORNADO REALTY L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	No. 000-22635	No. 13-3925979
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

888 Seventh Avenue
New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrants’ telephone number, including area code: (212) 894-7000
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 27, 2007, the Board of Trustees of Vornado Realty Trust (the “Company”) determined to increase the size of the Company’s Board of Trustees to 11 members and to appoint Ms. Candace K. Beinecke to the vacancy with an initial term expiring in 2010.  The Board further determined that Ms. Beinecke is independent in accordance with the Corporate Governance Rules of the New York Stock Exchange.

Ms. Beinecke has been the Chairperson of the law firm of Hughes Hubbard & Reed LLP since 1999.  She is also a practicing partner in Hughes Hubbard’s Corporate Department.  Ms. Beinecke also serves as Chairperson of Arnhold & S. Bleichroeder Advisors LLC’s First Eagle Funds, Inc., (public mutual funds); and as a member of the Boards of ALSTOM, (the French transport and power company); Rockefeller Financial Services, Inc. and Rockefeller & Co., Inc. She is a Director, Vice Chair and Executive Committee member of the Partnership for New York City, a director of the Fund for New York’s Future, Inc., and a member of the Board of Advisors, Yale Law School Center for the Study of Corporate Law.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibit.

	99.1	Press Release, dated September 27, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY TRUST
(Registrant)

By:	/s/ Joseph Macnow
Name:	Joseph Macnow
Title:	Executive Vice President - Finance and Administration and Chief Financial Officer

Date: September 27, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY L.P.
(Registrant)
By:	VORNADO REALTY TRUST,
Sole General Partner

By:	/s/ Joseph Macnow
Name:	Joseph Macnow
Title:

Executive Vice President -
Finance and Administration and
Chief Financial Officer of Vornado Realty Trust,
sole general partner of Vornado Realty L.P.
(duly authorized officer and principal financial
and accounting officer)

Date: September 27, 2007